Exhibit 32.2

WESTCOAST HOSPITALITY CORPORATION
CERTIFICATION PURSUANT TO EXCHANGE ACT RULE 13a-14(b)

     In connection with the quarterly report of WestCoast Hospitality Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anupam Narayan, Executive Vice President, Chief Investment Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 4, 2005

/s/ Anupam Narayan

Anupam Narayan
Executive Vice President, Chief Investment Officer
and Chief Financial Officer

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